Exhibit 99.3

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Gregg R. Buckbinder, the Chief Operating Officer and principal financial officer of Millburn Ridgefield Corporation, the General Partner of The Millburn Global Opportunity Fund L.P. (the “Fund”), certify that (i) the Annual Report of the Fund on Form 10-K for the period ending December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date:	March 28, 2003

		/s/	Gregg R. Buckbinder
Gregg R. Buckbinder
Chief Operating Officer